                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT ("SECURITY AGREEMENT"), dated as of January 30, 1997, is executed by NORTH COUNTRY JOINT VENTURE, LLC, a limited liability corporation organized under the laws of Oregon ("NORTH COUNTRY"), in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                    RECITALS

     A. Pursuant to a Credit Agreement, dated as of January 30, 1997 (the "CREDIT AGREEMENT"), by and between Nor'Wester Brewing Company, an Oregon corporation ("BORROWER") and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

     B. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Security Agreement, duly executed by North Country.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, North Country hereby agrees with Purchaser as follows:

     1. DEFINITIONS AND INTERPRETATION. When used in this Security Agreement, the following terms shall have the following respective meanings:

     "ACCOUNT DEBTOR" shall have the meaning given to that term in SUBPARAGRAPH 3(g).

     "BORROWER" shall have the meaning given to that term in RECITAL A.

     "COLLATERAL" shall have the meaning given to that term in PARAGRAPH 2.

     "CREDIT AGREEMENT" shall have the meaning given to that term in RECITAL A.

     "EQUIPMENT" shall have the meaning given to that term in ATTACHMENT 1.

     "INVENTORY" shall have the meaning given to that term in ATTACHMENT 1.

     "NORTH COUNTRY" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.

     "PURCHASER" shall have the meaning given to that term in THE INTRODUCTORY PARAGRAPH.


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     "RECEIVABLES" shall have the meaning given to that term in ATTACHMENT 1.

     "RELATED CONTRACTS" shall have the meaning given to that term in ATTACHMENT 1.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

     2. GRANT OF SECURITY INTEREST. As security for the Obligations, North Country hereby pledges and assigns to Purchaser and grants to Purchaser a security interest in all right, title and interest of North Country in and to the property described in ATTACHMENT 1, whether now owned or hereafter acquired (collectively and severally, the "COLLATERAL"), which ATTACHMENT 1 is incorporated herein by this reference.

     3. REPRESENTATIONS AND WARRANTIES. North Country represents and warrants to Purchaser as follows:

          (a) North Country is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time North Country acquires rights in the Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time North Country acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than with respect to the Liens set forth in ATTACHMENT 3 ("PERMITTED LIENS").

          (b) Purchaser has (or in the case of after-acquired Collateral, at the time North Country acquires rights therein, will have) a first priority perfected security interest in the Collateral other than Inventory and Receivables in which it has a second priority perfected security interest subject only to the Permitted Lien in favor of The Adirondack Trust Company.

          (c) All Equipment and Inventory are (i) located at the locations indicated on ATTACHMENT 2, (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to North Country upon receipt. Except for Equipment and Inventory referred to in CLAUSES (ii) AND (iii) of the preceding sentence and except as disclosed on Schedule 4.01(c) of the Investment Agreement, North Country has exclusive possession and control of the Inventory and Equipment.

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          (d)  All Inventory has been (or, in the case of hereafter produced
    Inventory, will be) produced in compliance with all applicable Governmental Rules, including the Fair Labor Standards Act (if applicable).

          (e) North Country keeps all records concerning the Receivables and the originals of all Related Contracts at its chief executive office located at the address set forth on ATTACHMENT 2.

          (f) North Country has delivered to Purchaser, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all Receivables consisting of instruments and chattel paper.

          (g) To the best of North Country's knowledge, each Receivable is genuine and enforceable against the party obligated to pay the same (an "ACCOUNT DEBTOR") free from any right of rescission, defense, setoff or discount.

          (h) Each insurance policy maintained by North Country is validly existing and is in full force and effect. North Country is not in default in any material respect under the provisions of any insurance policy, and there are no facts which, with the giving of notice or passage of time (or both), would result in such a default under any provision of any such insurance policy.

     4.   COVENANTS.  North Country hereby agrees as follows:

          (a) North Country, at North Country's expense, shall promptly procure, execute and deliver to Purchaser all documents, instruments and agreements and perform all acts which are necessary or desirable, or which Purchaser may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Purchaser therein and the priority of such Lien or to enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
     Without limiting the generality of the preceding sentence, North Country shall (i) procure, execute and deliver to Purchaser all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Purchaser, (ii) deliver to Purchaser promptly upon receipt all originals of Collateral consisting of instruments, documents and chattel paper and certificated securities and
    (iii) take such action as may be necessary and requested by Purchaser to perfect the lien of Purchaser in any Collateral consisting of investment property (including in those jurisdictions where appropriate or where Purchaser may otherwise request, causing such liens to be recorded or registered in the books of any financial intermediary or clearing corporation requested by Purchaser.

          (b) North Country shall not use or permit any Collateral to be used in violation of (i) any material provision of the Credit Agreement, this Security Agreement or any other Security Document, (ii) any applicable Governmental Rule where such use might have a Material Adverse Effect, or (iii) any policy of insurance covering the Collateral.

          (c) North Country shall pay promptly when due all taxes and other governmental charges, all Liens (other than Permitted Liens) and all other charges now or hereafter imposed upon, relating to or affecting any Collateral.

          (d) Without thirty (30) days' prior written notice to Purchaser, North Country shall not (i) change North Country's name or place of business (or, if North Country has more than one place of business, its chief executive office), or the office in which North Country's records relating to Receivables or the originals of Related Contracts are kept,
    (ii) keep Collateral consisting of chattel paper and documents at any location other than its chief executive office set forth on ATTACHMENT 2, or (iii) keep Collateral consisting of Equipment, Inventory or other goods at any location other than the locations set forth on ATTACHMENT 2.

          (e) North Country shall appear in and defend any action or proceeding which may affect its title to or Purchaser's interest in the Collateral.

          (f) If Purchaser gives value to enable North Country to acquire rights in or the use of any Collateral, North Country shall use such value for such purpose.

          (g) North Country shall keep separate, accurate and complete records of the Collateral and shall provide Purchaser with such records and such other reports and information relating to the Collateral as Purchaser may reasonably request from time to time.

          (h) North Country shall not surrender or lose possession of (other than to Purchaser), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein (other than (i) Inventory sold in the ordinary course of North Country's business and (ii) purchase money security interests in Equipment provided that any such purchase money security interests only cover Equipment the acquisition of which was financed by indebtedness which does not exceed the purchase price of the Equipment so financed), and, notwithstanding any provision of the Credit Agreement, North Country shall keep the Collateral free of all Liens, other than Permitted Liens.

          (i) North Country shall type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper and documents not in the possession of Purchaser a legend satisfactory to Purchaser indicating that such chattel paper is subject to the security interest granted hereby.

          (l) North Country shall collect, enforce and receive delivery of the Receivables in accordance with past practice until otherwise notified by Purchaser.

          (m) North Country shall comply with all material Requirements of Law applicable to North Country which relate to the production, possession, operation, maintenance and control of the Collateral (including, without limitation, the Fair Labor Standards Act).

          (n) North Country shall (i) maintain and keep in force insurance of the types and in amounts customarily carried from time to time during the term of this Security Agreement in its lines of business, including fire, public liability, property damage and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to Purchaser, (ii) deliver to Purchaser from time to time, as Purchaser may request, schedules setting forth all insurance then in effect, and (iii) deliver to Purchaser copies of each policy of insurance which replaces, or evidences the renewal of, each existing policy of insurance at least fifteen (15) days prior to the expiration of such policy. Purchaser shall be named as additional insured or additional loss payee, as appropriate, on all liability and property insurance of North Country and such policies shall contain such additional endorsements as shall reasonably be required by Purchaser. Prior to the occurrence and the continuance of an Event of Default, all proceeds of any property insurance paid as a result of any event or occurrence shall be paid to North Country. All proceeds of any property insurance paid after the occurrence and during the continuance of an Event of Default shall be paid to Purchaser to be held as Collateral and applied as provided in the Credit Agreement or, at the election of Purchaser, returned to North Country.

          (o) Without the prior written consent of Purchaser, North Country shall not create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several.

     5. AUTHORIZED ACTION BY PURCHASER. North Country hereby irrevocably appoints Purchaser as its attorney-in-fact and agrees that Purchaser may perform (but Purchaser shall not be obligated to and shall incur no liability to North Country or any third party for failure so to do) any act which North Country is obligated by this Security Agreement to perform, and to exercise such rights and powers as North Country might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral;
(c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any Indebtedness of North Country relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; PROVIDED, HOWEVER, that Purchaser may exercise such powers only after the occurrence and during the continuance of an Event of Default. North Country agrees to reimburse Purchaser upon demand for all reasonable costs and expenses, including attorneys' fees, Purchaser may incur while acting as North Country's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. North Country agrees that such care as Purchaser gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Purchaser's possession; PROVIDED, HOWEVER, that Purchaser shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

     6. DEFAULT AND REMEDIES. North Country shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement. In addition to all other rights and remedies granted to Purchaser by this Security Agreement, the Credit Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, Purchaser may, upon the occurrence and during the continuance of any Event of Default (and, if applicable, the expiration of the sixty (60) day period as provided in the Credit Agreement), exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Purchaser's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Security Agreement; (b) notify any or all Account Debtors to make payments on Receivables directly to Purchaser; (c) direct any depository bank or intermediary to liquidate the account(s) maintained by it, pay all amounts payable in connection therewith to Purchaser and/or deliver any proceeds thereof to Purchaser; (d) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Purchaser may determine; (e) require North Country to assemble the Collateral and make it available to Purchaser at a place to be designated by Purchaser; (f) enter onto any property where any Collateral is located and take possession thereof with or without judicial process; and (g) prior to the disposition of the Collateral, store, process, repair or recondition any Collateral consisting of goods, perform any obligations and enforce any rights of North Country under any Related Contracts or otherwise prepare and preserve Collateral for disposition in any commercially reasonable manner and to the extent Purchaser reasonably deems appropriate. In furtherance of Purchaser's rights hereunder, North Country hereby grants to Purchaser an irrevocable, non-exclusive license (exercisable without royalty or other payment by Purchaser) to use, license or sublicense any patent, trademark, tradename, copyright or other intellectual property in which North Country now or hereafter has any right, title or interest, together with the right of access to all media in which any of the foregoing may be recorded or stored (but only to the extent North Country is not prohibited from granting such irrevocable, non-exclusive license under applicable law or any material agreement to which it is a party). In any case where notice of any sale or disposition of any Collateral is required, North Country hereby agrees that seven (7) days notice of such sale or disposition is reasonable.

     7.   AUTHORIZATIONS, WAIVERS, ETC.

          (a) AUTHORIZATIONS. North Country authorizes Purchaser in its reasonable discretion, without notice to North Country except as required by applicable law, irrespective of any change in the financial condition of Borrower, North Country or any other guarantor of the Obligations since the date hereof, and without affecting or impairing in any way the liability of North Country hereunder, from time to time to:

               (i) Exercise any right or remedy Purchaser may have against Borrower, North Country, any other guarantor of the Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

               (ii) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and

               (iii) To the extent permitted pursuant to SUBPARAGRAPH
          7.04 OF THE CREDIT AGREEMENT, assign the Obligations, this Security Agreement or any other Credit Document in whole or in part.

          (b)  WAIVERS.  North Country hereby waives:

               (i) Any right to require Purchaser to (A) proceed against Borrower or any other guarantor of the Obligations, (B) proceed against or exhaust any security received from Borrower, North Country or any other guarantor of the Obligations or otherwise marshall the assets of Borrower or North Country or (C) pursue any other remedy in Purchaser's power whatsoever;

               (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

               (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of North Country against Borrower, any other guarantor of the Obligations or any security, whether resulting from an election by Purchaser to foreclose upon security by nonjudicial sale, or otherwise;

               (iv) Any benefit arising from any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of the Convertible Note, but excluding any set-off, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or the Convertible Note);

               (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

               (vi) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Purchaser or any other Person now has or may hereafter have against Borrower on account of the Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Purchaser or any other Person on account of the Obligations;

               (vii) All presentments, demands for performance, notices of non-performance, notices delivered under the Credit Agreement, protests, notice of dishonor, and notices of acceptance of this
          Security Agreement   and of the existence, creation or incurring of
          new or additional Obligations and notices of any public or private foreclosure sale;

               (viii) Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

               (ix) Any right to be informed by Purchaser of the financial condition of Borrower or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations;

               (x) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Obligations have been fully, finally and indefeasibly paid, any right to revoke this Security Agreement;

               (xi) Any defense arising from an election for the application of Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Obligations; and

               (xii) Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

     Without limiting the scope of any of the foregoing provisions of this PARAGRAPH 7, North Country hereby further waives (A) all rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies has destroyed North Country's rights of subrogation and reimbursement against Borrower and (B) all other rights and defenses available to North Country by reason of Sections 2787 to 2855, inclusive, Section 2899 or
Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

     8.   MISCELLANEOUS.

          (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon North Country or Purchaser under this Security Agreement shall be in writing and faxed, mailed or delivered at his or its respective facsimile number or address set forth below (or to such other facsimile number or address for each party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the second day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

          Purchaser:     UNITED BREWERIES OF AMERICA, INC.
                         Attn:  Mr. Vijay Mallya
                         One Harbor Drive, Suite 102
                         Sausalito, California 94965
                         Telephone:  (415) 289-1400
                         Facsimile:  (415) 289-1409

          With a
          copy to:       ORRICK, HERRINGTON & SUTCLIFFE
                         400 Sansome Street
                         San Francisco, California  94111
                         Attn:       Alan Talkington, Esq.
                         Telephone:  (415) 773-5762
                         Facsimile:  (415) 773-5759

          North
          Country:       c/o MICROBREWERIES ACROSS AMERICA
                         Attn:  Chief Financial Officer
                         66 S.E. Morrison Street
                         Portland, Oregon  97214
                         Telephone:  (503) 232-9771
                         Facsimile:  (503) 232-2363

          With
          copies to:     ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                         Attorneys at Law
                         Suite 1800
                         222 S.W. Columbia
                         Portland, Oregon 97201-6618
                         Attn:  Jack W. Schifferdecker, Jr.
                         Telephone:  (503) 226-8614
                         Facsimile:  (503) 226-0079

          (b) EXPENSES. North Country shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Security Agreement or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Security Agreement or any bankruptcy or similar proceeding involving North Country). The obligations of North Country under this SUBPARAGRAPH 8(b) shall survive the payment and performance of the Obligations and the termination of this Security Agreement.

          (c) WAIVERS; AMENDMENTS. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by North Country and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

          (d) ASSIGNMENTS. This Security Agreement shall be binding upon and inure to the benefit of Purchaser, North Country and their respective successors and assigns, except that North Country may not assign or transfer any of its rights and obligations under this Security Agreement without the prior written consent of Purchaser and Purchaser may only assign or transfer any of its rights and obligations under this Security Agreement to the extent permitted under Section 10.4 of the Investment Agreement.

          (e) PARTIAL INVALIDITY. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

          (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Security Agreement shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, the Credit Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. North Country waives any right to require Purchaser to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Purchaser's power.

          (g) PAYMENTS FREE OF TAXES, ETC. All payments made by North Country under this Security Agreement shall be made by North Country free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, North Country shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Purchaser, North Country shall furnish evidence satisfactory to Purchaser that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

          (h) NORTH COUNTRY'S CONTINUING LIABILITY. Prior to a foreclosure of Purchaser's security interest in the Collateral or the payment in full of the Obligations, notwithstanding any provision of this Security Agreement or any other Credit Document or any exercise by Purchaser of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) North Country shall remain liable to perform its obligations and duties in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral) and (ii) Purchaser shall not assume any liability to perform such obligations and duties or to enforce any of North Country's rights in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral).

          (i) GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

     IN WITNESS WHEREOF, North Country has caused this Security Agreement to be executed as of the day and year first above written.

                              NORTH COUNTRY JOINT VENTURE, LLC


                              By: /s/ James W. Bernau
                                 ---------------------------
                                 Name:  James W. Bernau
                                 Title:  President